As filed with the Securities and Exchange Commission on December 7, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RAYMOND JAMES FINANCIAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida                                                 59-1517485

(State or Other Jurisdiction                                             (I.R.S. Employer Identification No.)

                 of Incorporation or Organization)

880 Carillon Parkway
St. Petersburg, Florida 33716
(Address of Principal Executive Offices, Zip Code)

Raymond James Financial, Inc. Restricted Stock Plan
Raymond James Financial, Inc. Stock Bonus Plan
(Full Title of the Plan(s))

JEFFREY P. JULIEN
Senior Vice President - Finance
880 Carillon Parkway
St. Petersburg, Florida 33716
(727) 573-3800
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Please Send Copies of Communications To:

FRANK N. FLEISCHER, ESQ.
Schifino & Fleischer, P.A.
One Tampa City Center, Suite 2700
Tampa, Florida 33602
(813) 223-1535

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, $.01 par value	2,000,000	$31.63	$63,260,000	$15,119.14

(1)  The amount being registered includes an indeterminate number of shares of Common Stock which may be issuable as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)  Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 3, 2001, namely $31.63.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

     As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the selected participants in the plans covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     By this reference, the following documents filed with the Commission by Raymond James Financial, Inc. (the "Company") are incorporated into and made a part of this Registration Statement:

     1.       The Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2000, as filed with the Commission on December 22, 2000.

     2.       The Company's Definitive Proxy Statement for the 2001 Annual Meeting of Shareholders, as filed with the Commission on December 22, 2000.

     3.       The Company's Quarterly Report on Form 10-Q for the quarter ended December 29, 2000, as filed with the Commission on February 9, 2001.

     4.       The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 2001, as filed with the Commission on May 14, 2001.

     5.       The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2001, as filed with the Commission on August 10, 2001.

     6.       The description of the Company's Common Stock is set forth on pages 8-9 of the Company's Prospectus dated June 1, 1994, which was a part of the Company's Registration Statement on Form S-8 (Registration Statement No. 33-54071).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1943, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

            Not applicable. The Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

            The validity of the Common Stock issuable by the Company under its Raymond James Financial Restricted Stock Plan and under its Raymond James Stock Bonus Plan (collectively, the "Plans") will be passed upon for the Company by Schifino & Fleischer, P.A., Tampa, Florida. Members of such firm were not employed for such purpose on a contingent basis, nor had or are to receive a substantial interest in the Company's outstanding Common Stock.

Item 6.Indemnification of Directors and Officers.

            The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

       The Company's By-Laws include the following provisions:

       "Section 12. The Company shall:

              (a)     Indemnify any person made a party to an action by or in the right of the Company to procure a judgment in its favor by reason of his being or having been a director or officer of the Company, or of any other corporation, firm, association or entity which he served as such at the request of the Company, against the reasonable expenses, including attorneys' fees, incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, except in any case where such person is adjudged in a final adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made;

              (b)      Indemnify any person made a party to an action, suit or proceeding, other than one by or in the right of the Company to procure a judgment in its favor, whether civil or criminal, brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in his capacity of director or officer of the Company, or of any other corporation, firm, association or entity which he served as such at the request of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred as a result of such action, suit or proceeding, or any appeal therein, unless the Board of Directors determines that such person did not act in good faith in the reasonable belief that such action was in the best interests of the Company. The termination of any such civil or criminal action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere shall not in itself disqualify such person from indemnification except in any case where such person is adjudged in a final adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made;

               (c)      Advance the payment of expenses, including attorneys' fees, to any person entitled to indemnification hereunder during the pendency of any claim, action or proceeding, unless otherwise determined by the Board of Directors in any case.

       The foregoing rights of reimbursement or indemnification shall not be exclusive of other rights to which any such person may otherwise be entitled and, in the event of his or her death, shall extend to his or her legal representatives.

              (d)       In any instance where more than one person is entitled to reimbursement of attorneys' fees pursuant to this Section 12, the Company shall select one attorney to serve as attorney for all such persons, unless, in the opinion of the attorney selected by the Company, a conflict of interest exists which would prevent representation by that attorney of one or more persons. Notwithstanding the foregoing provision, any person may at any time decide to be represented by an attorney of his choosing, at his own expense."

       Chapter 607 of the General Statutes of the State of Florida permits a corporation to indemnify its officers and directors against certain liabilities and provides for the conditions thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company undertakes, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and agrees to be governed by the final adjudication of such issue.

Item 7.        Exemption from Registration Claimed.

              Not applicable. There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

Exhibit No. Description of Exhibits

   4.11 Raymond James Financial Restricted Stock Plan.

   4.21 Raymond James Stock Bonus Plan.

   51 Opinion of Schifino & Fleischer, P.A., regarding legality of the securities.

   23.11 Consent of Schifino & Fleischer, P.A., appears in its opinion filed as Exhibit 5 hereto.

   23.21 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants.

   24 Powers of Attorney, included on signature pages.

   1   Filed herewith.

Item 9. Undertakings.

       (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i)       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Clearwater, State of Florida, on this 28th day of November, 2001.

                                                 RAYMOND JAMES FINANCIAL, INC.

                                                 By: /S/ THOMAS A JAMES

                                                         Thomas A. James

                                                 Chairman and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

       Each person whose signature to this Registration Statement appears below hereby appoints Jeffrey P. Julien and Jennifer C. Ackart, or either of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and the attorney-in-fact, or either of them, may make such changes and additions to this Registration Statement as the attorney-in-fact, or either of them, may deem necessary or appropriate.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/S/ THOMAS A. JAMES	Chairman and Chief Executive Officer	November 28, 2001
Thomas A. James

/S/ JEFFREY P. JULIEN	Senior Vice President - Finance;	November 28, 2001
Jeffrey P. Julien	(Chief Financial Officer)

/S/ JENNIFER C. ACKART	Controller	November 28, 2001
Jennifer C. Ackart	(Chief Accounting Officer)

/S/ FRANCIS S. GODBOLD	President and Director	November 28, 2001
Francis S. Godbold

/S/ M. ANTHONY GREENE	Executive Vice President and Director	November 28, 2001
M. Anthony Greene

/S/ J. STEPHEN PUTNAM	Executive Vice President and Director	November 28, 2001
J. Stephen Putnam

/S/ ROBERT F. SHUCK	Vice Chairman and Director	November 28, 2001
Robert F. Shuck

/S/ ANGELA M. BIEVER	Director	November 28, 2001
Angela M. Biever

/S/ JONATHAN A. BULKLEY	Director	November 28, 2001
Jonathan A. Bulkley

/S/ THOMAS S. FRANKE	Director	November 28, 2001
Thomas S. Franke

/S/ HARVARD H. HILL, JR.	Director	November 28, 2001
Harvard H. Hill, Jr.

Signature	Title	Date

/S/ HUNTINGTON A. JAMES	Director	November 28, 2001
Huntington A. James

/S/ PAUL W. MARSHALL	Director	November 28, 2001
Paul W. Marshall

/S/ KENNETH A.SHIELDS	Director	November 28, 2001
Kenneth A. Shields

/S/ DENNIS W. ZANK	Director	November 28, 2001
Dennis W. Zank

EXHIBIT INDEX

Exhibit No. Description of Exhibits

   4.11 Raymond James Financial Restricted Stock Plan.

   4.21 Raymond James Stock Bonus Plan.

   51 Opinion of Schifino & Fleischer, P.A., regarding legality of the securities.

   151 Letter re unaudited interim financial information.

   23.11 Consent of Schifino & Fleischer, P.A., appears in its opinion filed as Exhibit 5 hereto.

   23.21 Consent of PricewaterhouseCoopers LLP, independent accountants.

   24 Powers of Attorney, included on signature pages.

   1   Filed herewith.

EXHIBIT 5

SCHIFINO & FLEISCHER, P.A.

ATTORNEYS AT LAW

WILLIAM J. SCHIFINO	TELEPHONE: (813)223-1535	ONE TAMPA CITY CENTER
FRANK N. FLEISCHER	TELECOPIER: (813)223-3070	201 NORTH FRANKLIN STREET
LINA ANGELICI		SUITE 2700
AMY LETTELLEIR		TAMPA, FLORIDA 33602

December 6, 2001

Securities and Exchange Commission

450 5th Street, N.W.

Judiciary Plaza

Washington, DC 20549

       Re:  Raymond James Financial, Inc. (the "Company")

              Registration Statement on Form S-8 covering the Company's

              Raymond James Financial, Inc. Restricted Stock Plan and its

              Raymond James Financial, Inc. Stock Bonus Plan

Ladies and Gentlemen:

       We have represented the Company in connection with its Registration Statement on Form S-8 (the "S-8 Registration Statement") relating to the proposed public offering by the Company (the "Offering") of up to 2,000,000 shares of the Company's Common Stock under its Raymond James Financial, Inc. Restricted Stock Plan and its Raymond James Financial, Inc. Stock Bonus Plan (collectively, the "Plans"). This opinion is being provided as Exhibit 5 to the S-8 Registration Statement.

       In our capacity as counsel to the Company in connection with the Registration Statement and the Offering, we have examined and are familiar with: (1) the Company's Articles of Incorporation and bylaws, as currently in effect, (2) the Plans, (3) the S-8 Registration Statement, and (4) such other corporate records and documents and instruments as in our opinion are necessary ore relevant as the basis for the opinions expressed below.

       As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.

       We express no opinion as to the law of any jurisdiction other than of the State of Florida and the Federal laws of the United States of America.

       Based upon and in reliance on the foregoing, we are of the opinion that:

       (a)       The Company has been incorporated and organized under the Florida Business Corporation Act, and its status is active..

           The Plans have been authorized by all necessary corporate action of the Company.

           When the following events shall have occurred,

    (a)       the S-8 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

             the consideration specified in the Plans and in the instrument of grant covering options granted under the Plans shall have been received; and

             the certificates representing such shares shall have been duly executed, counter-signed and issued by or on behalf of the Company.

the shares of Common Stock so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company.

       This firm hereby consents to the filing of this opinion as an Exhibit to the S-8 Registration Statement.

Very truly yours,

SCHIFINO & FLEISCHER, P.A.

EXHIBIT 23.2

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 2000 relating to the financial statements of Raymond James Financial, Inc., which appears in Raymond James Financial, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 29, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Tampa, Florida

November ___ , 2001

Exhibit 4.1

RAYMOND JAMES FINANCIAL RESTRICTED STOCK PLAN

SECTION 1. PURPOSE OF THE PLAN.

       The name of this plan is RAYMOND JAMES FINANCIAL, INC RESTRICTED STOCK PLAN (the"Plan"). The purpose of the Plan is to enable RAYMOND JAMES FINANCIAL, INC. (the "Company") and its Subsidiaries to attract, retain and motivate employees and independent contractors working for the Company, to compensate them for their contributions or anticipated contributions to the growth and profits of the Company and to encourage ownership of stock in the Company on the part of such personnel. The Plan provides incentives to employees and independent contractors working for the Company or to be employed by the Company, which are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

SECTION 2. DEFINITIONS.

       For purposes of the Plan, the following terms shall be defined as set forth below:

       (a) "Board" means the Board of Directors of the Company.

       (b) "Cause" means termination by the Company or a Subsidiary of a Participant's employment upon (i) the willful and continued failure by such Participant to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), which demand specifically identifies the manner in which the Company believes that such Participant has not substantially performed his duties, or (ii) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on a Participant's part shall be deemed "willful" unless done, or omitted to be done, by such Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or a Subsidiary.

       (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       (d) "Committee" means the Compensation Committee of the Board, appointed by the Board from among its members and shall consist of not less than three members thereof who are and shall remain Committee members only so long as they remain "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

       (e) "Disability" means permanent and total disability as determined under the Company's long-term disability plan.

       (f) "Eligible Employee" means an employee or a potential employee of the Company or any Subsidiary as well as independent contractors working or to be working for the Company or its Subsidiaries as described in Section 3.

       (g) "Participant" means an Eligible Employee selected or ratified for selection by the Committee, pursuant to the Committee's authority in Section 6, to receive an award of Restricted Stock.

       (h) "Restricted Stock" means an award of shares of Stock that is subject to the restrictions set forth in Section 5.

       (i) "Retirement" means a Participant's attainment of age 65.

       (j) "Section 16(a) Person" means any officer or director of the Company or any Subsidiary who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

       (k) "Stock" means the common stock of the Company.

       (l) "Subsidiary" means any corporation (other than the Company) 50% or more of the total combined voting power of all classes of stock of which is owned, directly or indirectly, by the Company.

SECTION 3. ELIGIBILITY AND PARTICIPATION.

       Employees of the Company or its Subsidiaries and/or being recruited for employment as well as independent contractors working and/or being recruited for employment with the Company or its Subsidiaries who are or will be responsible for or contribute to the management, growth and/or profitability of the Company or its Subsidiaries shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Employees.

SECTION 4. AMOUNT AND FORM OF AWARDS.

       (a) Awards under the Plan shall be determined by the Committee in its sole discretion. Awards under this Plan may be granted by various departments of the Company in connection with the initial employment of an individual who upon employment will qualify as an Eligible Employee. The Committee may in its sole discretion initially grant or ratify awards under the Plan. A Participant will receive such awards in Restricted Stock.

       (b) The maximum number of shares of Stock which may be issued under the Plan as Restricted Stock shall be not more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 7, and such shares may be authorized but unissued shares, or previously issued shares reacquired by the Company, or both. In the event Restricted Stock is forfeited, prior to the end of the period during which the restrictions on Restricted Stock expire, the shares of Stock called for by such awards of Restricted Stock will become available for future awards.

SECTION 5. RESTRICTED STOCK.

       (a) The number of shares of Restricted Stock awarded to a Participant under the Plan will be determined in accordance with Section 4(a). For purposes of this Plan, the fair market value of Stock for an award will be the Stock's closing price on the Composite Tape of the New York Stock Exchange on the date of the award. In the event the Committee provides for alternative methods for grants of awards, the Committee, in its sole discretion, may provide for alternative methods of determining the fair market value of Stock for such awards, and may also provide for alternative forfeiture provisions, so long as the alternative methods or provisions do not (i) materially increase the benefits, (ii) materially increase the number of shares of Restricted Stock issued or (iii) materially modify the eligibility requirements applicable to Section 16(a) Persons.

       (b) A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence an award of shares of Restricted Stock to a Participant. All shares of Restricted Stock shall be held in an individual account for each Participant until the Restricted Period (as defined in paragraph (c) of this Section 5) has expired. Such Company records shall, absent manifest error, be binding on the Participants.

       (c) The shares of Restricted Stock awarded pursuant to this Section 5 shall be subject to the restrictions and conditions set forth in the underlying employment contracts with the Participants and/or as set forth in the documented grant of any award pursuant to this Plan to the Participants (the "Restricted Period").

       (d) Unless the Committee in its sole discretion shall determine otherwise at or prior to the time of the grant of any award, the Participant shall have the right to direct the vote of his shares of Restricted Stock during the Restricted Period. The Participant shall have the right to receive any regular dividends on such shares of Restricted Stock. The Committee shall in its sole discretion determine the Participant's rights with respect to extraordinary dividends on the shares of Restricted Stock.

       (e) Shares of Restricted Stock shall be delivered to the Participant in accordance with paragraph (a) of Section 9 promptly after, and only after, the Restricted Period shall expire (or such earlier time as the restrictions may lapse in accordance with paragraph (c) of this Section 5) without forfeiture in respect of such shares of Restricted Stock.

       (f) Subject to the provisions of paragraph © of this Section 5, the following provisions shall apply to a Participant's shares of Restricted Stock prior to the end of the Restricted Period (including extensions):

       (i) Upon the death or Disability of a Participant, the restrictions on his or her Restricted Stock shall immediately lapse. Upon the death of a Participant, such Participant's Restricted Stock shall transfer to the Participant's beneficiary as such beneficiary is designated on a form provided by the Company, or if no beneficiary is so designated, by will or the laws of descent and distribution.

       (ii) Upon the Retirement of a Participant, after a one year non-compete period as set forth in either a Participant's underlying employment contract or as set forth in the documented grant of award pursuant to this Plan, which one year's non-compete period commences on the date of Retirement, Restricted Stock for which the Restricted Period has not expired shall vest on a pro-rated basis, comparing full years of service since the initial award grant as determined solely in the discretion of the Committee or as otherwise set forth in a Participant's underlying employment contract or as set forth in the documented grant of the award pursuant to this Plan.

       (iii) If a Participant voluntarily terminates employment or if a Participant is involuntarily terminated for Cause, such Participant shall forfeit his or her Restricted Stock for which the Restricted Period has not expired on the date that the Participant voluntarily terminates employment or is involuntarily terminated for Cause.

SECTION 6. ADMINISTRATION.

       The Plan shall be administered by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

       The Committee shall have the power and authority to grant Restricted Stock to Participants, pursuant to the terms of the Plan.

       In particular, the Committee shall have the authority:

       (i)       to select or ratify the selection of those employees of the Company and its Subsidiaries who are Eligible Employees;

       (ii)       to determine whether and to what extent Restricted Stock is to be granted to Participants hereunder or ratify the grant thereof;

       (iii)       to determine the number of shares of Stock to be covered by such award granted hereunder or ratify the grant thereof;

       (iv)       to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder or ratify the grant thereof; and

       (v)       to determine or ratify the determination of the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instructions evidencing the Restricted Stock.

       The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

SECTION 7. ADJUSTMENTS UPON A CHANGE IN COMMON STOCK.

       In the event of any change in the outstanding Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event if such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan pursuant to Section 4(b), such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

SECTION 8. AMENDMENT AND TERMINATION.

       The Plan may be amended or terminated at any time and from time to time by the Board. Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Participant with respect to any Restricted Stock theretofore granted without such Participant's written consent.

SECTION 9. GENERAL PROVISIONS.

       (a) All shares of Restricted Stock delivered under the Plan after the Restricted Period has expired shall be distributed in accordance with the instructions of each Participant. Such shares of Stock shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law.

       (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary nor any independent contractors working for the Company or its Subsidiaries any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees nor any independent contractors working for the Company or its Subsidiaries at any time.

       (c) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

       (d) During the Restricted Period, a Participant's rights and interest under the Plan may not be sold, assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such Participant.

       (e) The Company and its Subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue shares of Stock upon the lapse of restrictions on Restricted Stock that the Participant pay to the Company, upon its demand, (i) such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes and (ii) a copy of the election, if required, under Section 83 of the Code, or any amendment thereto (the "Section 83 Election") as filed with the Internal Revenue Service. If the amount requested is not paid and the copy of the Section 83 Election, if required, is not provided, the Company may refuse to issue shares of Stock until such time as the Participant so complies. Unless the Committee shall in its sole discretion determine otherwise, payment for taxes required to be withheld may be made in whole or in part by an election by a Participant, in accordance with rules adopted by the Committee from time to time, to have the Company withhold shares of Stock otherwise issuable pursuant to the Plan having a fair market value equal to such tax liability, to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations.

       (f) The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the 1934 Act or any successor statute, rule or regulation. All transactions involving any Section 16(a) Person shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in the Plan. Any provision of the Plan which is contrary to Rule 16b-3 shall not apply to Section 16(a) Persons.

SECTION 10. EFFECTIVE DATE OF PLAN.

       The Plan shall be effective as of October 1, 1999.

Exhibit 4.2

RAYMOND JAMES STOCK BONUS PLAN

SECTION 1. PURPOSE OF THE PLAN.

       The name of this plan is RAYMOND JAMES FINANCIAL, INC. STOCK BONUS PLAN (the"Plan"). The purpose of the Plan is to enable RAYMOND JAMES FINANCIAL, INC. (the "Company") and its Subsidiaries to attract, retain and motivate officers and certain other employees, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership of stock in the Company on the part of such personnel. The Plan provides incentives to participating officers and certain other employees which are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

SECTION 2. DEFINITIONS.

       For purposes of the Plan, the following terms shall be defined as set forth below:

       (a) "Board" means the Board of Directors of the Company.

       (b) "Cause" means termination by the Company or a Subsidiary of a Participant's employment upon (i) the willful and continued failure by such Participant to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), which demand specifically identifies the manner in which the Company believes that such Participant has not substantially performed his duties, or (ii) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on a Participant's part shall be deemed "willful" unless done, or omitted to be done, by such Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or a Subsidiary.

       (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       (d) "Committee" means the Compensation Committee of the Board, appointed by the Board from among its members and shall consist of not less than three members thereof who are and shall remain Committee members only so long as they remain "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

       (e) "Disability" means permanent and total disability as determined under the Company's long-term disability plan.

       (f) "Eligible Employee" means an employee of the Company or any Subsidiary as described in Section 3, whose bonus in any fiscal year is greater than a certain amount to be determined annually by the Committee.

       (g) "Participant" means an Eligible Employee selected by the Committee, pursuant to the Committee's authority in Section 6, to receive an award of Restricted Stock.

       (h) "Restricted Stock" means an award of shares of Stock that is subject to the restrictions set forth in Section 5.

(i) "Retirement" means no longer being occupied in one's business or profession and terminating active employment with the Company or Subsidiary after either (i) reaching a minimum age of 55 so that the combination of both age and years of employment with the Company or Subsidiary equals or exceeds 75, (ii) reaching age 60 and having 5 years of employment with the Company or a Subsidiary, or (iii) reaching age 65.

(j) "Section 16(a) Person" means any officer or director of the Company or any Subsidiary who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

(k) "Stock" means the common stock of the Company.

(l) "Subsidiary" means any corporation (other than the Company) 50% or more of the total combined voting power of all classes of stock of which is owned, directly or indirectly, by the Company.

SECTION 3. ELIGIBILITY AND PARTICIPATION.

       Officers and certain other employees of the Company or its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the Company or its Subsidiaries shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Employees.

SECTION 4. AMOUNT AND FORM OF AWARDS.

       (a) Awards under the Plan shall be determined annually by the Committee in its discretion and as set forth as an exhibit to this Plan. The Committee may also in its sole discretion provide for alternative methods for grants of awards or change the percentages of annual bonus to be made in lieu of cash payments. A Participant will receive such awards in Restricted Stock.

       (b) The maximum number of shares of Stock which may be issued under the Plan as Restricted Stock shall be not more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 7, and such shares may be authorized but unissued shares, or previously issued shares reacquired by the Company, or both. In the event Restricted Stock is forfeited, prior to the end of the period during which the restrictions on Restricted Stock expire, the shares of Stock called for by such awards of Restricted Stock will become available for future awards.

SECTION 5. RESTRICTED STOCK.

       (a) The number of shares of Restricted Stock awarded to a Participant under the Plan will be determined in accordance with Section 4(a). In order to reflect the impact of the restrictions on the value of the Restricted Stock, as well as the possibility of forfeiture of Restricted Stock, the fair market value of Stock shall be discounted at a rate of twenty percent (20%) in determining the number of shares of Restricted Stock to be awarded. The Committee may, where it deems appropriate, and in its sole discretion, provide for an alternative discount rate. For purposes of this Plan, the fair market value of Stock for an award will be the Stock's closing price on the Composite Tape of the New York Stock Exchange on the date of the award. The dollar value of an award will be divided by the discounted market value to determine the number of shares of Restricted Stock in an award. The value of fractional shares will be paid in cash. In the event the Committee provides for alternative methods for grants of awards, the Committee, in its sole discretion, may provide for alternative methods of determining the fair market value of Stock for such awards, and may also provide for alternative forfeiture provisions, so long as the alternative methods or provisions do not (i) materially increase the benefits, (ii) materially increase the number of shares of Restricted Stock issued or (iii) materially modify the eligibility requirements applicable to Section 16(a) Persons.

       (b) A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence an award of shares of Restricted Stock to a Participant. All shares of Restricted Stock shall be held in an individual account for each Participant until the Restricted Period (as defined in paragraph (c)(i) of this Section 5) has expired. Such Company records shall, absent manifest error, be binding on the Participants.

       (c) The shares of Restricted Stock awarded pursuant to this Section 5 shall be subject to the following restrictions and conditions:

       (i) Subject to the provisions of the Plan, during the three-year period (together with any extensions thereof approved as provided herein) commencing on the date of the award (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. The Committee may, in its sole discretion, (x) initially provide for an alternative Restricted Period or alter the three-year Restricted Period for a previously granted award (provided that the Committee may not extend the Restricted Period for a previously granted award without the Participant's written consent), (y) during any extension of such Restricted Period, provide for alternative restrictions (provided that nothing contained in this clause shall grant the Committee any additional powers under the Plan with respect to awards granted to or to be granted to Section 16(a) Persons), and (z) provide for the lapse of any such restrictions in installments and accelerate or waive any such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its sole discretion, including, but not limited to, the Participant's Retirement, termination, death or Disability. If a Participant is subject to an employment contract with the Company or a Subsidiary which provides for a bonus deferral that is more restrictive than the Restricted Period, then the bonus deferral provisions of that employment agreement shall take precedence.

       (ii) Unless the Committee in its sole discretion shall determine otherwise at or prior to the time of the grant of any award, the Participant shall have the right to direct the vote of his shares of Restricted Stock during the Restricted Period, in accordance with paragraph (e) of this Section 5. The Participant shall have the right to receive any regular dividends on such shares of Restricted Stock. The Committee shall in its sole discretion determine the Participant's rights with respect to extraordinary dividends on the shares of Restricted Stock.

       (iii) Shares of Restricted Stock shall be delivered to the Participant in accordance with paragraph (a) of Section 9 promptly after, and only after, the Restricted Period shall expire (or such earlier time as the restrictions may lapse in accordance with paragraph (c)(i) of this Section 5) without forfeiture in respect of such shares of Restricted Stock.

       (d) Subject to the provisions of paragraph (c)(i) of this Section 5, the following provisions shall apply to a Participant's shares of Restricted Stock prior to the end of the Restricted Period (including extensions):

       (i) Upon the death or Disability of a Participant, the restrictions on his or her Restricted Stock shall immediately lapse. Upon the death of a Participant, such Participant's Restricted Stock shall transfer to the Participant's beneficiary as such beneficiary is designated on a form provided by the Company, or if no beneficiary is so designated, by will or the laws of descent and distribution.

       (ii) If a Participant voluntarily terminates employment or if a Participant is involuntarily terminated for Cause, such Participant shall forfeit his or her Restricted Stock for which the Restricted Period has not expired on the date that the Participant voluntarily terminates employment or is involuntarily terminated for Cause.

       (e) Unless the Committee in its sole discretion shall determine otherwise at or prior to the time of the grant of any award, during the Restricted Period the shares of Restricted Stock awarded to a Participant shall be voted by that Participant.

SECTION 6. ADMINISTRATION.

       The Plan shall be administered by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

       The Committee shall have the power and authority to grant Restricted Stock to Participants, pursuant to the terms of the Plan.

       In particular, the Committee shall have the authority:

(i) to select those employees of the Company and its Subsidiaries who are Eligible Employees;

(ii) to determine whether and to what extent Restricted Stock is to be granted to Participants hereunder;

(iii) to determine the number of shares of Stock to be covered by such award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder; and

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instructions evidencing the Restricted Stock.

       The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

SECTION 7. ADJUSTMENTS UPON A CHANGE IN COMMON STOCK.

       In the event of any change in the outstanding Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event if such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan pursuant to Section 4(b) such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

SECTION 8. AMENDMENT AND TERMINATION.

              The Plan may be amended or terminated at any time and from time to time by the Board. Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Participant with respect to any Restricted Stock theretofore granted without such Participant's written consent.

SECTION 9. GENERAL PROVISIONS.

              (a) All shares of Restricted Stock delivered under the Plan after the Restricted Period has expired shall be distributed in accordance with the instructions of each Participant. Such shares of Stock shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law.

              (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

              (c) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

              (d) A Participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such Participant.

              (e) The Company and its Subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Stock upon the lapse of restrictions on Restricted Stock that the Participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares. Unless the Committee shall in its sole discretion determine otherwise, payment for taxes required to be withheld may be made in whole or in part by an election by a Participant, in accordance with rules adopted by the Committee from time to time to have the Company withhold Stock otherwise issuable pursuant to the Plan having a fair market value equal to such tax liability, to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations.

              (f) The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the 1934 Act or any successor statute, rule or regulation. All transactions involving any Section 16(a) Person shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in the Plan. Any provision of the Plan which is contrary to Rule 16b-3 shall not apply to Section 16(a) Persons.

SECTION 10. EFFECTIVE DATE OF PLAN.

              The Plan shall be effective as of October 1, 1999.